EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Growth Partners, L.P. (the “Partnership”) on Form S-1 and of the reference to Wright & Company, Inc. and the inclusion of our report dated April 2, 2018 in the Annual Report on Form 10-K for the year ended December 31, 2017, of the Partnership, filed with the Securities and Exchange Commission.

Wright & Company, Inc.

By:	/s/ D. Randall Wright
D. Randall Wright, P.E.
President

May 8, 2018

Brentwood, Tennessee